SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          April 20, 2000
                                                 ------------------------------

                              Heilig-Meyers Company
   -------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Virginia                       1-8484                   54-0558861
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                file number)           Identification No.)


      12560 West Creek Parkway, Richmond, Virginia                23238
-------------------------------------------------------------------------------
         (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code      (804) 784-7300
                                                   --------------------------

                                       N/A
   -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On April 20, 2000, Heilig-Meyers Company, a Virginia corporation (the "Company") sold substantially all the assets of its Puerto Rican division which operated 33 stores under the trade name Berrios, to Empresas Berrios, Inc., a Puerto Rico corporation, and Empresa Manufacturera, Inc., a Puerto Rico corporation. The total value of the transaction was in excess of $120 million, before transaction costs, of which $18 million was in the form of a 11% subordinated note due 2009 and $7.5 million was related to excess working capital distributed to the Company. The subordinated note provides that a portion of the interest (3% out of the 11%) is deferred and payable on the maturity or prepayment, subject to a 50% reduction in such amount if the subordinated note is prepaid in full by April 19, 2007.

         A copy of the Company's press release issued April 25, 2000, announcing the transaction is attached as Exhibit 99.1 hereto and is incorporated herein by reference (the "April 25, 2000 Press Release").

Item 5.  Other Events

         The April 25, 2000 Press Release also announced the extension of the Company's revolving credit facility and a change in the Company's revenue recognition policy.

Item 7.  Financial Statements and Exhibits

(b)      Pro Forma Financial Information

                  Pro Forma Condensed Consolidated Statements of Earnings For
                    the Year Ended February 29, 2000

                  Pro Forma Condensed Consolidated Balance Sheet As of February
                    29, 2000

                  Notes to Pro Forma Condensed Consolidated Financial Statements

         (c)      Exhibits

                  The following exhibits are filed as a part of this report:

                     2.1 Agreement of Sale dated as of April 19, 2000 by and among Heilig-Meyers Company, a Virginia corporation, HMPR, Inc., a Puerto Rico corporation, MacManufacturing, Inc., a Delaware corporation, and Empresas Berrios, Inc., a Puerto Rico corporation, and Empresa Manufacturera, Inc., a Puerto Rico corporation. Pursuant to Item 601(b)(2), the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to this agreement to the Commission upon request.

                     99.1   Press Release dated April 25, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HEILIG-MEYERS COMPANY


Date: May 15, 2000                          By:   /s/ Roy B. Goodman
                                                  ------------------
                                                  Roy B. Goodman
                                                  Executive Vice President,
                                                  Chief Financial Officer

                                  Exhibit Index

Exhibit
No.               Description
-------           -----------

2.1 Agreement of Sale dated as of April 19, 2000 by and among Heilig-Meyers Company, a Virginia corporation, HMPR, Inc., a Puerto Rico corporation, MacManufacturing, Inc., a Delaware corporation, and Empresas Berrios, Inc., a Puerto Rico corporation, and Empresa Manufacturera, Inc., a Puerto Rico corporation. Pursuant to Item 601(b)(2), the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to this agreement to the Commission upon request.


99.1              Press Release dated April 25, 2000.

                            Pro Forma Financial Data


         The following unaudited pro forma condensed consolidated statements of earnings for the year ended February 29, 2000 to give effect to dispositions of businesses by Heilig-Meyers. The pro forma information is based on the historical financial statements of Heilig-Meyers giving effect to the dispositions under the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The following unaudited pro forma condensed consolidated balance sheet gives effect to dispositions of businesses by Heilig-Meyers which were completed after the balance sheet date, as if such dispositions had been completed as of February 29, 2000.

         On June 15, 1999, the Company entered into a definitive agreement to sell its interest in its Rhodes division. The transaction was closed on July 13, 1999, with an effective date of July 1, 1999. Under the terms of the sale agreement the Company received $60.0 million in cash, a $40 million 10% pay-in-kind subordinated note receivable due 2004 (9.5% interest rate per annum for periods where interest is paid in cash) and an option to acquire a 10% equity interest in Rhodes Holdings, the acquiring entity. The Company also has the option to acquire an additional 10% equity interest if certain financial goals are achieved by Rhodes Holdings. The Company agreed to provide or guarantee a $20.0 million standby credit facility to Rhodes after the closing, which may only be drawn on in certain circumstances after utilization of availability under Rhodes' primary credit facility. In addition, under terms of the agreement, Rhodes assumed approximately $10 million in capital lease obligations. As a result of this sale, the Company recorded a pre-tax charge to earnings of $99.5 million ($64.5 million net of tax benefit) during the fiscal year ended February 29, 2000. Historical results for fiscal 2000 include operations of the Rhodes division through June 30, 1999.

         On May 28, 1999, the Company entered into a definitive agreement to sell 93% of its interest in its Mattress Discounters division, and on August 6, 1999, the Company completed the transaction. The Company received approximately $204 million in cash, subject to certain working capital adjustments, pay-in-kind junior subordinated notes valued at $11.4 million and retained a 7% equity interest in Mattress Discounters. The Company incurred costs related to the transaction of approximately $7.7 million and assumed liabilities of approximately $2.9 million. This transaction resulted in a pre-tax gain of $138.5 million ($63.2 million net of tax) during fiscal 2000. Historical results for fiscal 2000 include operations of Mattress Discounters through August 6, 1999.

         On January 31, 2000, the Company sold substantially all of the assets of Guardian Products, Inc. The Company received $6.0 million in cash and a $5.1 million note receivable. This transaction resulted in a pre-tax loss of $.2 million, however, the sale resulted in a $3.8 million loss after income taxes as a result of the Company's low tax basis in its investment. Historical results for fiscal 2000 include operations of Guardian through January 31, 2000.

         During the second quarter ended August 31, 1999, the Company announced its intent to exit the Chicago, Illinois, Milwaukee, Wisconsin and Puerto Rican markets, which are not considered to be part of the Company's core operations. Pursuant to this plan, the Company sold the assets related to 18 stores in the Chicago and Milwaukee markets (referred to throughout as The RoomStore - Chicago) in September 1999. This transaction resulted in a pretax loss of $46.6 million ($28.0 million net of tax benefit) during fiscal 2000. Historical results for fiscal 2000 include operations of The RoomStore - Chicago through September 30, 1999.

         On April 20, 2000, the sale of the Berrios division was completed. The total value of the transaction was in excess of $120.0 million, before transaction costs, of which $18.0 million was in the form of an 11% subordinated note due 2009 and approximately $12.0 million was related to excess working capital distributed to the Company.

         The net cash proceeds generated by these transactions were or will be used to reduce long term debt and notes payable.

         The unaudited pro forma condensed consolidated financial statements have been prepared by the management of Heilig-Meyers based upon historical and other financial information. The pro forma statements do not purport to be indicative of the results of operations or financial position which would have occurred had the dispositions been made at the beginning of the periods or as of the date indicated or of the financial position or results of operations which may be obtained in the future.

                                                        Heilig-Meyers Company
                                       Pro Forma Condensed Consolidated Statements of Earnings
                                                For the Year Ended February 29, 2000
                                            (Amounts in Thousands, except per share data)
                                                                               Pro Forma Adjustments
                                                        --------------------------------------------------------------
                                                                       Mattress                   Other
                                         Heilig-Meyers   Rhodes      Discounters    Berrios      Divested                 Pro Forma
                                           Historical   Operations   Operations   Operations    Operations      Other     Combined
------------------------------------------------------------------------------------------------------------------------------------
Revenues:
       Sales                               $2,038,143   $ (150,830)  $ (106,631)  $(126,543)    $(17,900)                $1,636,239
       Other income                           259,509       (9,218)        (102)    (20,498)      (5,754)                   223,937
------------------------------------------------------------------------------------------------------------------------------------
         Total Revenues                     2,297,652     (160,048)    (106,733)   (147,041)     (23,654)         -       1,860,176
------------------------------------------------------------------------------------------------------------------------------------

Costs and expenses:
       Costs of sales                       1,346,503     (106,463)     (66,372)    (71,905)     (11,847)                 1,089,916
       Selling, general & administrative      762,176      (55,975)     (28,711)    (51,040)     (13,534)                   612,916
       Interest, net                           62,997            -            -           -            -    (17,954)(D)      45,043
       Provision for doubtful accounts         99,283            -            -      (6,242)      (2,334)                    90,707
------------------------------------------------------------------------------------------------------------------------------------
         Total costs and expenses           2,270,959     (162,438)     (95,083)   (129,187)     (27,715)   (17,954)      1,838,582
------------------------------------------------------------------------------------------------------------------------------------

Gain (loss) on sale and write-down of         (63,052)                                                       52,938 (C)     (10,114)
       assets held for sale

Earnings (loss) before income taxes           (36,359)       2,390      (11,650)    (17,854)       4,061     70,892          11,480
Provision (benefit) for income taxes           22,284          872       (4,245)     (2,452)       2,039    (10,064)          8,434
------------------------------------------------------------------------------------------------------------------------------------

Net earnings (loss)                        $  (58,643)  $    1,518   $   (7,405)  $ (15,402)    $  2,022   $ 80,956      $    3,046
====================================================================================================================================
Net earnings (loss) per share:
       Basic                               $    (0.97)  $     0.03   $    (0.12)  $   (0.26)    $   0.03   $   1.34      $     0.05
       Diluted                             $    (0.97)  $     0.03   $    (0.12)  $   (0.26)    $   0.03   $   1.34      $     0.05
====================================================================================================================================
       Weighted average shares:
           Basic                               60,289       60,289       60,289      60,289       60,289     60,289          60,289
           Diluted                             60,289       60,289       60,289      60,289       60,289     60,299 (E)      60,299

See Notes to Pro Forma Condensed Consolidated Financial Statements.

                                                        Heilig-Meyers Company
                                           Pro Forma Condensed Consolidated Balance Sheet
                                                       As of February 29, 2000
                                                       (Amounts in Thousands)
                                                                             Berrios               Other
                                                       Heilig-Meyers        Pro Forma            Pro Forma                Pro Forma
                                                         Historical        Adjustments          Adjustments                Combined
------------------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
       Cash                                            $    15,073          $   1,750  (B)                              $    16,823
       Accounts receivable, net                            143,132                                                          143,132
       Retained interest in securitized receivables        165,873                                                          165,873
       Inventories                                         336,690                                                          336,690
       Other                                               116,792              9,164  (A)                                  125,956
                                                                                1,800  (B)                                    1,800
       Net assets held for sale                            125,917           (106,634) (A)                                   13,616
                                                                               (5,667) (B)
------------------------------------------------------------------------------------------------------------------------------------
         Total current assets                              903,477            (99,587)                   -                  803,890
------------------------------------------------------------------------------------------------------------------------------------
Property, plant & equipment, net                           290,252                                                          290,252
Other assets                                               121,031             18,000  (A)                                  139,031
Excess cost over net assets acquired, net                  142,925                                                          142,925
------------------------------------------------------------------------------------------------------------------------------------
                                                       $ 1,457,685          $ (81,587)            $      -              $ 1,376,098
====================================================================================================================================

Liabilities And Stockholders' Equity
Current liabilities:
       Notes payable                                   $    72,257          $ (61,132) (A)                              $    11,125
       Long-term debt due within one year                      706                                                              706
       Accounts payable                                    125,464                                                          125,464
       Accrued expenses and other                          142,241             (2,117) (B)         (11,401) (D)             128,723
------------------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                         340,668            (63,249)             (11,401)                 266,018
------------------------------------------------------------------------------------------------------------------------------------
Long-term debt                                             535,982            (18,338) (A)                                  517,644
Deferred income taxes                                       46,287                                                           46,287
Stockholders' equity:
       Common stock, at par                                121,354                                                          121,354
       Capital in excess of par value                      240,871                                                          240,871
       Unrealized gain on investments                        4,169                                                            4,169
       Retained earnings                                   168,354                                  11,401  (D)             179,755
------------------------------------------------------------------------------------------------------------------------------------
         Total stockholders' equity                        534,748                  -               11,401                  546,149
------------------------------------------------------------------------------------------------------------------------------------
                                                       $ 1,457,685          $ (81,587)            $      -              $ 1,376,098
====================================================================================================================================

See Notes to Pro Forma Condensed Consolidated Financial Statements.

                                  Heilig-Meyers Company
             Notes to Pro Forma Condensed Consolidated Financial Statements
                                 (Amounts in Thousands)


(A) To reflect the allocation of estimated proceeds generated by the disposition of the Berrios division.

                  Cash                                              $ 91,134
                  Transaction costs                                   (2,500)
                                                          -------------------
                  Net cash proceeds                                   88,634
                  Note receivable                                     18,000
                                                          -------------------
                            Total proceeds                           106,634
                                                          ===================

        The Company expects to apply the net cash proceeds of $88,634 as follows:

                  Deposits to cash collateral accounts               $ 9,164
                  Reduction in notes payable                          61,132
                  Reduction in long-term debt                         18,338
                                                          -------------------
                                                                      88,634
                                                          ===================


(B) The Company's investment in the Berrios division is included in net assets held for sale of the February 29, 2000 consolidated balance sheet at the estimated net realizable value of $112.3 million. Due to activity subsequent to February 29, 2000, the carrying amount of the Company's investment in Berrios approximated total proceeds as of April 20, 2000. This activity reduced assets held for sale by $5,667, increased cash by $1,750, increased other current assets by $1,800 and decreased accrued liabilities by $2,117.


(C) To eliminate the gain (loss) on sale and write-down of assets held for sale to give effect to the dispositions of the Rhodes, Mattress Discounters, and Berrios divisions, and other divestitures as if they had been completed prior to the beginning of the period. Other divestitures include the disposition The RoomStore - Chicago division and the sale of Guardian Products, Inc.

                                                               Mattress                                Other
                                             Rhodes          Discounters          Berrios           Divestitures        Total
                                         -----------------------------------------------------------------------   --------------
Gain (loss) on sale and write-down of
   assets held for sale                    $ (99,535)         $ 138,533          $ (45,117)          $ (46,819)        $ (52,938)
Provision (benefit) for income taxes         (35,036)            75,351             (8,699)            (14,999)           16,617
                                         -----------------------------------------------------------------------   --------------
Net gain (loss)                            $ (64,499)         $  63,182          $ (36,418)          $ (31,820)        $ (69,555)
                                         =======================================================================   ==============
EPS                                        $   (1.07)         $    1.05          $   (0.60)          $   (0.53)        $   (1.15)
                                         =======================================================================   ==============

(D) To reflect the pro forma impact of reduction of debt outstanding from application of net proceeds generated by the dispositions. The proceeds applied are presented on an annual weighted average basis as determined by the closing dates of the dispositions. The interest income on seller's notes receivable is presented as if the notes were outstanding for the full fiscal year.

                                                           12 months ended
                                                           February 29, 2000
                                                          -------------------
        Net proceeds applied to notes payable                       $ 72,257
        Weighted average annual interest rate                          7.32%
                                                          -------------------
                                                                     $ 5,289
                                                          -------------------

        Net proceeds applied to long-term debt                     $ 124,621
        Weighted average annual interest rate                          8.21%
                                                          -------------------
                                                                    $ 10,231
                                                          -------------------

                                                          -------------------
        Interest income on seller's notes receivable                 $ 2,433
                                                          -------------------

                                                          -------------------
        Annual pro forma reduction in interest expense              $ 17,954
                                                          ===================



(E) Diluted weighted average shares have been adjusted for pro forma purposes to include common stock equivalents that were excluded for purposes of the historical statements since the result would have been antidilutive to the loss from operations.